UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2023

The J. M. Smucker Company
(Exact Name of Registrant as Specified in Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Strawberry Lane
Orrville,	Ohio	44667-0280
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common shares, no par value	SJM	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On April 28, 2023, The J. M. Smucker Company (the “Company”) announced the closing of the transaction to sell several pet food brands and its private label pet food business to Post Holdings, Inc., a consumer-packaged goods holding company headquartered in St. Louis, Missouri (the “Transaction”). The Transaction value is approximately $1.2 billion, consisting of $700 million of cash, subject to a working capital adjustment, and 5,390,254 shares of common stock of Post Holdings, Inc. The Company previously announced the signing of a definitive agreement for the Transaction on February 8, 2023.

Attached as Exhibit 99.1 to this Current Report on 8-K and incorporated by reference into this Item 8.01 is a copy of the press release issued by the Company, dated April 28, 2023.

As permitted by applicable regulations of the Pension Benefit Guaranty Corporation (“PBGC”), the Company is providing the following information regarding a reportable event pursuant to PBGC guidance in order to satisfy the public company notice waiver.
•Plan name: Big Heart Pet Brands Retirement Plan (“BHPB Plan”)

•Type of event: Active participant reduction, single cause event

•Event date and description of event: In connection with the Transaction, a reduction in force will result in the reduction in the active participant count under the BHPB Plan to less than 80% of the number of active participants in the BHPB Plan at January 1, 2023, the beginning of the applicable plan year. On the closing date of the Transaction, April 28, 2023, impacted plan participants will terminate employment and transition to Post Holdings, Inc., and their active participation in the BHPB Plan will also terminate on such date. Such reduction in active participant count as a result of the Transaction will constitute a single-cause reportable event described in Section 4043(c)(3) of ERISA with respect to the BHPB Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release issued by The J.M. Smucker Company, dated April 28, 2023.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Jeannette L. Knudsen
Name: Jeannette L. Knudsen
Title: Chief Legal Officer and Secretary

Date: April 28, 2023

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